Exhibit 10.12

OFFICE SERVICE AGREEMENT

International Workplace Group

Regus · SPACES. · HQ · Signature by Regus · No18

AGREEMENT DATE : 26 FEBRUARY 2025

BUSINESS CENTRE ADDRESS:
SPACES.
LONDON, Spaces Victoria
25 Wilton Road, Victoria,
London
Greater London
SW1V 1LW
United Kingdom

CLIENT ADDRESS (NOT A BUSINESS CENTRE ADDRESS):	
Company Name	Diginex
Contact Name	Josh Hannon
Address *	Hong Kong
City *	Hong Kong
State/ County/ Province/ Municipality/ Governorate	
Post Code	
Country *	Hong Kong
Phone number *	United Kingdom +44 20 7123 4727
Email *	josh.hannon@diginex.com

OFFICE PAYMENT DETAILS (EXCLUDING TAX AND OPTIONAL SERVICES)

Office Number	Number of People	Total Monthly Office Price	Discount for Longer Term	One-time Special Discount	Total Monthly Discount	Discounted Monthly Office Price
1.24	5	£ 4,729.00	£ 356.00	£ 591.12	£ 947.12	**£ 3,781.88**
TOTALS	**5**	**£ 4,729.00**	**£ 356.00**	**£ 591.12**	**£ 947.12**	**£ 3,781.88**
					20.03%	

SERVICE PROVISION:	Start Date	1 April 2025	End Date*	30 September 2026

COMMENTS:

* All agreements end on the last calendar day of the month. More info

- Invoices/Fees are charged on a monthly basis which is calculated based on a 30-day month. More info
- An Activation fee of £ 49.00 per occupant will be payable. More info
- A refundable deposit equivalent to 2 x monthly office fee will be payable. More info

Promotion: Any promotion or discount is for the initial term of the agreement.

TERMS AND CONDITIONS

We are IW Group Services (UK) Limited, referred to in the terms and conditions as "We", "Us", "Our". The Company Name listed above will be referred to in the terms and conditions as "You", "Your". This Agreement incorporates Our terms of business set out on attached Terms and Conditions, attached House Rules and Service Price Guide (where available), which You confirm You have read and understood. We both agree to comply with those terms and our obligations as set out in them. This agreement is binding from the agreement date and may not be terminated once it is made, except in accordance with its terms. Note that the Agreement does not come to an end automatically. See "Automatic Renewal" section of Your terms and conditions for the notice terms if You wish to end your agreement.

By signing our service Agreement, you agree to authorize Colliers International Rating UK LLP, as managing representative of IW Group Services (UK) Limited, to act on your behalf in connection with all business rates matters relating to IW Group Services (UK) Ltd managed property. This includes the payment of business rates and application of reliefs (including Small Business Rate Relief). Any business rates overpayments should be refunded to the payee 'IW Group Services (UK) Ltd' with all business rates correspondence sent C/O Rate Account Management, Colliers International, 50 George Street, London, W1U 7GA.

☑ **I accept the terms and conditions / house rules**

Download the terms and conditions

Download the house rules

Please enter your VAT number, so that we can process your order :

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CONFIRM BY TYPING YOUR NAME IN THE BOX BELOW

Name : Mark Blick on behalf of

Diginex

Signed on
26 February 2025

I confirm these details are correct to the best of my knowledge

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CONFIRMATION NO : PRT12230006